UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
ALEXANDRIA REAL ESTATE EQUITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	95-4502084
(State of incorporation or organization)	(I.R.S. Employer Identification Number)
385 East Colorado Boulevard, Suite 299	91101
Pasadena, California
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.00% Series D Cumulative Convertible Preferred Stock, par value $0.01 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-133496.
Securities to be registered pursuant to Section 12(g) of the Act:
None.
(Title of class)

Item 1.     Description of Registrant’s Securities to Be Registered.

Alexandria Real Estate Equities, Inc. (the “Company”) hereby incorporates by reference herein the description of its 7.00% Series D Cumulative Convertible Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”), to be registered hereunder, set forth under the heading “Description of Series D Preferred Stock” in the Company’s prospectus supplement, dated March 19, 2008, to the prospectus, dated April 24, 2006 (the “Prospectus”), constituting part of the Registration Statement on Form S-3 (File No. 333-133496) of the Company, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), the related information under the heading “Description of Stock” in the Prospectus, and any description included in a form of prospectus supplement subsequently filed by the Company under Rule 424(b) under the Securities Act. The Series D Preferred Stock is expected to be listed on the New York Stock Exchange.

Item 2.     Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit Number	Exhibit Title
3.1	Articles of Amendment and Restatement of the Company (incorporated by reference to Exhibit 3.1 to the Company’s quarterly report on Form 10-Q filed with the SEC on August 14, 1997).
3.2	Certificate of Correction of the Company (incorporated by reference to Exhibit 3.2 to the Company’s quarterly report on Form 10-Q filed with the SEC on August 14, 1997).
3.3	Bylaws of the Company (as amended May 7, 2015) (incorporated by reference to Exhibit 3.1 to the Company’s current report on Form 8-K filed with the SEC on May 11, 2015).
3.4
Articles Supplementary, dated March 25, 2008, relating to the 7.00% Series D Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s current report on Form 8-K filed with the SEC on March 25, 2008).

3.5
Articles Supplementary, dated March 12, 2012, relating to the 6.45% Series E Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s current report on Form 8-K filed with the SEC on March 14, 2012).

4.1	Specimen certificate representing shares of Common Stock (incorporated by reference to Exhibit 4.1 to the Company's quarterly report on Form 10-Q filed with the SEC on May 5, 2011).
4.2
Specimen certificate representing shares of 7.00% Series D Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 4.1 to the Company's current report on Form 8-K filed with the SEC on March 25, 2008).

4.3
Specimen certificate representing shares of 6.45% Series E Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 4.3 to the Company's Form 8-A for registration of certain classes of securities filed with the SEC on March 12, 2012).

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Date:    December 16, 2015            By:    /s/ Dean A. Shigenaga
Dean A. Shigenaga
Chief Financial Officer